UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2026

Nextpower Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 Paseo Padre Parkway, Fremont, California 94555
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 270-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02     Unregistered Sales of Equity Securities.
On May 28, 2026, Nextpower Inc., a Delaware corporation (the “Company”) and Nextpower LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Buyer”), entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Prevalon Energy LLC, a Delaware limited liability company (“Prevalon”) and Emerald Energy Storage LLC, a Delaware limited liability company (“Seller”), pursuant to which Buyer has agreed to purchase 100% of the issued and outstanding equity interests of Prevalon from Seller for total consideration of up to $365 million, consisting of (i) approximately $150 million in cash consideration to be paid at closing, (ii) $50 million in stock consideration consisting of shares of Class A common stock of the Company (“Company Common Stock”) to be issued one year after closing and priced at the average of the daily volume-weighted average prices for Company Common Stock on the Nasdaq Stock Market LLC for each of the 60 consecutive complete trading days ending with May 27, 2026, and (iii) up to $165 million of contingent cash consideration, subject to the terms and conditions of the Equity Purchase Agreement.
The Company Common Stock to be issued as consideration in the acquisition will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof.

Item 7.01     Regulation FD Disclosure.
On May 28, 2026, the Company issued a press release, a copy of which is filed hereto as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01, announcing its entry into the Equity Purchase Agreement.
The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filings under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements relating to the acquisition of Prevalon, future financial and operating results of Prevalon and the Company, including our outlook for fiscal year 2027 and beyond, opportunities in the energy infrastructure market, and the benefits of the transaction and future opportunities for the combined company, including the benefits our customers may realize as a result of integrating Prevalon’s business into the Company. These forward-looking statements are only predictions, are based on various assumptions and on the current expectations of the Company’s management and may differ materially from actual results due to a variety of factors including but not limited to: our strategies, mission, plans, objectives and goals; the ability of the Company to successfully integrate Prevalon’s operations, products and employees; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the market demand for our products, solutions and services and our ability to deliver them to customers; the retention of key employees, customers or suppliers; projections regarding the U.S. and global demand for electricity, solar power and battery energy storage systems; our competitiveness and global market share; macro-economic trends; growth opportunities and plans for future operations; and legislative, regulatory and economic developments, including changing business conditions in our industry or markets overall and the economy in general. Other risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements are also described under “Risk

Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that the Company has filed or will file with the Securities and Exchange Commission. There may be additional risks that the Company is not aware of or that the Company currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company assumes no obligation to update these forward-looking statements.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release dated May 28, 2026
104	Cover Page Interactive Data (embedded within the Inline XBRL document)
* Furnished herewith, not filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextpower Inc.

By:	/s/ Charles Boynton
Charles Boynton
Chief Financial Officer
Date: May 28, 2026